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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-151728 and 333-117602 on Form S-8 and Registration Statement No. 333-143112 on Form S-3 of Celldex Therapeutics, Inc. of our report dated March 9, 2009, relating to the consolidated financial statements of CuraGen Corporation and subsidiary, and the effectiveness of CuraGen Corporation's internal control over financial reporting, appearing in this Current Report on Form 8-K/A.

/s/ Deloitte & Touche LLP

Hartford, CT
October 21, 2009

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  Exhibit 23.1